Contact: Patrick L. Alesia
Chief Financial Officer
(516) 938-5544

Griffon Corporation Announces Fourth Quarter Operating Results
and 2008 Fiscal Year Results

● Non-GAAP diluted EPS from continuing operations in Q4 was $.19 before non-cash goodwill write-off
● Non-GAAP pro forma pre-tax income from continuing operations increased to $10.9 million in Q4
● Segment adjusted EBITDA of $29.5 million in fourth quarter of 2008
● Segment adjusted EBITDA of $92.9 million in fiscal year 2008

JERICHO, NEW YORK, November 20, 2008 - Griffon Corporation (NYSE:GFF) today reported operating results for the fourth quarter and fiscal year ended September 30, 2008.

Fourth Quarter of Fiscal 2008

Net sales from continuing operations for the fourth quarter of fiscal 2008 were $353.7 million, compared to $333.4 million in the fourth quarter of fiscal 2007. In the fourth quarter of fiscal 2008, the Company took a $12.9 million non-cash goodwill write-off of all the goodwill associated with the Garage Doors segment. As a result, the loss from continuing operations for that quarter was $6.7 million, or $.20 per diluted share, compared to income from continuing operations of $10.0 million, or $.31 per diluted share, last year. Loss from discontinued operations for the fourth quarter was $1.3 million, or $.04 per diluted share, compared to $1.1 million, or $.03 per diluted share, last year. Net loss for the quarter was $8.0 million, or $.24 per diluted share, compared to net income of $9.0 million, or $.28 per diluted share, last year.

The Company’s non-GAAP, pro forma pre-tax results from continuing operations before the goodwill write-off improved to $10.9 million in the fourth quarter compared to $10.7 million last year. Given the challenging environment in the residential housing market, as well as managing increases in raw material costs, the Company was satisfied with its overall performance for the fourth quarter.

The Company’s segment adjusted EBITDA for the fourth quarter of 2008 was $29.5 million compared to $30.9 million in 2007. Segment adjusted EBITDA is defined as operating income excluding allocations of corporate overhead, interest, taxes, depreciation and amortization, restructuring charges and goodwill charges.

The fourth-quarter non-cash goodwill write-off is not tax deductible, resulting in an increase in the Company’s effective tax rate from continuing operations for the period. The goodwill write-off does not affect the Company’s cash position, cash flow from operating activities, credit availability or liquidity and will not have any affect on the Company’s future operations.

In May 2008, the Company’s Board of Directors approved a plan to exit all operating activities of the Installation Services segment in 2008. Certain operating units in the Installation Services segment were closed during the second and third quarters, two units were transferred into the Garage Doors segment, others were sold during the third quarter and the remaining operating units in Las Vegas and Phoenix were sold in the fourth quarter of fiscal 2008. Results of operations related to substantially all of the operating units of the Installation Services segment from the beginning of each fiscal period presented through September 30, 2008 have been reflected as discontinued operations in the consolidated statements of operations. Net sales of discontinued operations were $10.0 million and $62.8 million for the three months ended September 30, 2008 and 2007, respectively. Disposal costs related to the Installation Services segment included in its operating results were $7.1 million for the fourth quarter of fiscal 2008, which was less than our previously-disclosed estimate of up to $17 million. The Company is winding down remaining disposal activities in the first half of fiscal 2009 and does not expect to incur significant expenses in the future. Future net cash outflows to satisfy restructuring liabilities that were accrued as of September 30, 2008 are estimated to range between $7 million and $8 million, which is less than our previously-disclosed estimate of up to $10 million. Substantially all of such liabilities are expected to be paid within the next twelve months.

Telephonics Results

For the quarter ended September 30, 2008, Telephonics generated sales of $103.8 million, a 5.9% increase from the fourth quarter of fiscal 2007.

Telephonics’ increased sales were primarily the result of increased activities and production in its core business, particularly in certain Radar Systems Division programs. Last year’s fourth quarter sales were favorably impacted by contracts with the Syracuse Research Corporation (SRC) contracts that were winding down in the latter part of fiscal 2007. Excluding the prior-period sales related to the SRC contracts, core business sales grew by approximately $24.5 million, or 31%. Operating profit improved $.4 million, or 3.4%, as a result of increased gross margin performance attributable to program mix.

Clopay Garage Doors Results

For the quarter ended September 30, 2008, the Company’s Garage Doors segment generated sales of $124.4 million, a 3.6% decrease from the fourth quarter of fiscal 2007. Garage Doors’ sales continued to be impacted by weakness in the residential housing and credit markets.

The Garage Doors sales decline was principally due to reduced unit volume, offset partially by higher selling prices to pass through rising material and freight costs, a favorable product mix, and a decrease in customer returns and deductions.

Operating profit of the Garage Doors segment decreased by approximately $12.5 million compared to last year, primarily as a result of a goodwill write-off of $12.9 million in 2008. The 2007 period was affected by restructuring charges of approximately $2.4 million.

Clopay Specialty Plastic Films Results

For the quarter ended September 30, 2008, the Company’s Specialty Plastic Films segment generated sales of $125.5 million, an 18.0% increase from the fourth quarter of fiscal 2007.

Specialty Plastic Films achieved higher sales resulting primarily from a favorable product mix in North America, the partial pass-through of higher selling prices due to increased resin costs, and the impact of foreign exchange, partially offset by lower selling prices to a major customer and lower unit volumes. Operating profit decreased by $.4 million as gross margin was unfavorably impacted by reduced unit volumes and increased resin costs, as well as costs associated with building our European management team.

Fiscal Year 2008 Results

Net sales from continuing operations for the fiscal year ended September 30, 2008 were $1.27 billion, compared to $1.37 billion in fiscal 2007. Income from continuing operations, which was significantly impacted by a non-cash goodwill write-off taken in the fourth quarter of fiscal 2008 of $12.9 million, was $.1 million, or nil per diluted share, for the year compared to $28.2 million, or $.84 per diluted share, last year. Loss from discontinued operations for fiscal 2008 was $40.6 million, or $1.24 per diluted share, compared to $6.1 million, or $.19 per diluted share, last year. Net loss for fiscal 2008 was $40.5 million, or $1.24 per diluted share, compared to net income of $22.1 million, or $.65 per diluted share, last year.

The fourth-quarter non-cash goodwill write-off is not tax deductible, resulting in an increase in the Company’s effective tax rate from continuing operations for the fiscal year.
The Company’s segment adjusted EBITDA for fiscal 2008 was $92.9 million compared to $110.6 million in 2007.

With respect to the discontinued operations of the Installation Services segment, net sales of these operating units were $109.4 million and $250.9 million for the years ended September 30, 2008 and 2007, respectively. Disposal costs related to the Installation Services segment included in its operating results were $43.1 million for fiscal 2008, which was below previously-disclosed estimates.

Telephonics Results

For the fiscal year ended September 30, 2008, Telephonics generated sales of $366.3 million, a 22.5% decrease from fiscal year 2007.

The operating results declined, as anticipated, by $13.2 million as a result of the wind down in late fiscal 2007 of substantial contracts with SRC. Excluding the impact of the SRC contracts in the respective fiscal year periods, core business sales grew by approximately $66.4 million, or 24%.

Clopay Garage Doors Results

For the fiscal year ended September 30, 2008, the Company’s Garage Doors segment generated sales of $435.3 million, a 10.5% decrease from fiscal year 2007.

The Company’s Garage Doors segment results were clearly impacted by the sustained downturn in the residential housing and credit markets. The decline in units sales of Garage Doors was partially offset by higher selling prices to pass through rising material and freight costs, a favorable product mix, and a decrease in customer returns and deductions.

Operating profit of the Garage Doors segment decreased by approximately $24.6 million compared to last year, which ended the current fiscal year with a $17.4 million operating loss, primarily as a result of the goodwill write-off of $12.9 million, as well as certain non-recurring SG&A expenses and the impact of the overall sales decline.

The segment’s management has focused on cost reduction programs including, but not limited to, reductions in force, reducing or eliminating certain sales and marketing programs and consolidating facilities where possible.

Clopay Specialty Plastic Films Results

For the fiscal year ended September 30, 2008, the Company’s Specialty Plastic Films segment generated sales of $467.7 million, a 15.0% increase from fiscal year 2007.

Specialty Plastic Films achieved higher sales resulting primarily from a favorable product mix in North America, the partial pass-through of higher selling prices from rising resin costs, and the impact of foreign exchange, partially offset by lower selling prices to a major customer and lower unit volumes. Operating profit increased by $3.4 million, or 19.6%, as a result of a favorable product mix, particularly in North America, and improved manufacturing efficiencies in Europe and Brazil, partially offset by increased resin costs and competitive price pressures.

Balance Sheet and Capital Expenditures

In September 2008, the Company received $241.3 million of gross proceeds from the first closing of its rights offering and the closing of the related investments by GS Direct, L.L.C. (an affiliate of Goldman Sachs), and by Ronald Kramer, Griffon’s Chief Executive Officer. An additional $5.3 million of rights offering proceeds were received in October 2008 in connection with the second and final closing of the rights offering, after which the rights offering was terminated. The Company intends to use the proceeds for general corporate purposes and to fund future growth.

The Company’s total cash and cash equivalents balance at September 30, 2008 was $311.9 million. Total debt outstanding at the end of fiscal 2008 was $233.2 million, including $130 million of convertible notes. Capital expenditures were $4.0 million during the fourth quarter of fiscal 2008 and were $53.1 million for fiscal year 2008.

In October 2008, the Company purchased $35.5 million face value of its outstanding 4% convertible notes from certain note holders for $28.4 million. This will result in a pre-tax gain from the early extinguishment of debt of $7.1 million in the first quarter of fiscal 2009.

Conference Call Information

The Company will hold a conference call to discuss its results today, November 20, 2008, at 4:30 PM EST. The conference call can be accessed by dialing 1-800-322-9079 (U.S. participants) or 1-973-582-2717 (International participants). Callers should ask to be connected to Griffon Corporation’s fourth quarter and fiscal year 2008 teleconference and provide the conference ID number 71563444. A replay of the call will be available from November 20, 2008 at 7:30 PM EST by dialing 1-800-642-1687 (U.S.) or 1-706-645-9291 (International). The replay access code is 71563444. The replay will be available through December 4, 2008.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the Company’s financial position, business strategy and the plans and objectives of the Company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the Company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, and capacity and supply constraints. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding Company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company. Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide. Clopay Building Products Company is a leading manufacturer and marketer of residential garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. For more information on the Company and its operating subsidiaries, please see the Company's website at www.griffoncorp.com.

GRIFFON CORPORATION AND SUBSIDIARIES
OPERATING HIGHLIGHTS
(Unaudited)

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,

PRELIMINARY (in thousands)	2008	2007	2008	2007

Net Sales:
Electronic Information and Communication Systems	$103,780	$97,982	$366,288	$472,549
Garage Doors	124,409	129,087	435,321	486,606
Specialty Plastic Films	125,476	106,341	467,696	406,574
	$353,665	$333,410	$1,269,305	$1,365,729

Operating Income (Loss):
Electronic Information and Communication Systems	$10,942	$10,586	$32,737	$45,888
Garage Doors	(9,376)	3,090	(17,444)	7,117
Specialty Plastic Films	4,765	5,127	20,620	17,263
Segment operating income	6,331	18,803	35,913	70,268
Unallocated amounts	(5,655)	(5,316)	(21,969)	(18,721)
Interest, net	(2,718)	(2,798)	(9,562)	(10,111)
Income from continuing operations before income taxes	$(2,042)	$10,689	$4,382	$41,436

GRIFFON CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,
PRELIMINARY (in thousands, except per share data)	2008	2007

Net sales	$353,665	$333,410
Cost of sales	276,256	254,599
Gross profit	77,409	78,811

Selling, general and administrative expenses	63,970	63,500
Impairment of goodwill	12,913	-
Restructuring and other related charges	38	2,422
Total operating expenses	76,921	65,922
Income from operations	488	12,889

Other income (expense):
Interest expense	(2,932)	(3,288)
Interest income	214	491
Other, net	188	597
	(2,530)	(2,200)
Income (loss) from continuing operations before income taxes	(2,042)	10,689
Provision for income taxes	4,619	646
Income (loss) from continuing operations before discontinued operations	(6,661)	10,043
Discontinued operations:
Loss from operations of the discontinued Installation Services business (including a loss on disposal of $7,077 for the three-month period ended September 30, 2008)	(10,111)	(1,512)
Income tax benefit	(8,793)	(431)
Loss from discontinued operations	(1,318)	(1,081)
Net income	$(7,979)	$8,962

Basic earnings (loss) per share:
Continuing operations	$(.20)	$.31
Discontinued operations	(.04)	(.03)
	$(.24)	$.28
Diluted earnings (loss) per share:
Continuing operations	$(.20)	$.31
Discontinued operations	(.04)	(.03)
	$(.24)	$.28

Weighted-average shares outstanding - basic	33,215	32,483
Weighted-average shares outstanding - diluted	33,373	32,902

GRIFFON CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	YEARS ENDED SEPTEMBER 30,
PRELIMINARY (in thousands, except per share data)	2008	2007

Net sales	$1,269,305	$1,365,729
Cost of sales	996,308	1,071,173
Gross profit	272,997	294,556

Selling, general and administrative expenses	246,243	243,400
Impairment of goodwill	12,913	-
Restructuring and other related charges	2,610	2,501
Total operating expenses	261,766	245,901
Income from operations	11,231	48,655

Other income (expense):
Interest expense	(11,532)	(12,508)
Interest income	1,970	2,397
Other, net	2,713	2,892
	(6,849)	(7,219)
Income from continuing operations before income taxes	4,382	41,436
Provision for income taxes	4,294	13,271
Income from continuing operations before discontinued operations	88	28,165
Discontinued operations:
Loss from operations of the discontinued Installation Services business (including a loss on disposal of $43,093 for the year ended September 30, 2008)	(62,447)	(9,804)
Income tax benefit	(21,856)	(3,718)
Loss from discontinued operations	(40,591)	(6,086)
Net income (loss)	$(40,503)	$22,079

Basic earnings (loss) per share:
Continuing operations	$.00	$.87
Discontinued operations	(1.24)	(.19)
	$(1.24)	$.68
Diluted earnings (loss) per share:
Continuing operations	$.00	$.84
Discontinued operations	(1.24)	(.19)
	$(1.24)	$.65

Weighted-average shares outstanding - basic	32,667	32,405
Weighted-average shares outstanding - diluted	32,836	33,357

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

PRELIMINARY (in thousands)	SEPTEMBER 30,
	2008	2007
ASSETS

Current Assets:
Cash and cash equivalents	$311,921	$44,747
Accounts receivable, net	163,586	172,333
Contract costs and recognized income not yet billed	69,001	77,184
Inventories	167,158	143,962
Prepaid expenses and other current assets	52,430	44,525
Assets of discontinued operations	9,495	66,042
Total current assets	773,591	548,793
Property, plant and equipment, at cost net of
depreciation and amortization	239,003	230,232
Costs in excess of fair value of net assets of
businesses acquired, net	93,782	108,417
Intangible and other assets	56,844	55,838
Assets of discontinued operations	8,436	16,578
	$1,171,566	$959,858

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$2,258	$3,392
Accounts payable	129,823	99,007
Accrued liabilities	62,643	60,764
Income taxes	1,807	14,153
Liabilities of discontinued operations	14,917	17,287
Total current liabilities	211,448	194,603
Long-term debt	230,930	229,438
Other liabilities and deferred credits	59,460	62,429
Liabilities of discontinued operations	10,048	6,449
Shareholders' equity	659,680	466,939
	$1,171,566	$959,858

GRIFFON CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	YEARS ENDED SEPTEMBER 30
PRELIMINARY (in thousands)	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES - CONTINUING OPERATIONS:
Net income (loss)	$(40,503)	$22,079
Loss from discontinued operations - net of taxes	40,591	6,086
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation and amortization	43,735	40,356
Impairment of goodwill	12,913	-
Stock-based compensation	3,327	2,412
Provision for losses on accounts receivable	1,089	649
Write-off of unamortized deferred financing costs	495	-
Deferred income taxes	3,446	(10,004)
Change in assets and liabilities:
Decrease in accounts receivable and contract costs and recognized income not yet billed	13,585	20,174
(Increase) decrease in inventories	(23,500)	3,651
Increase in prepaid expenses and other assets	(9,065)	(141)
Increase (decrease) in accounts payable, accrued liabilities and income taxes payable	46,185	(29,563)
Other changes, net	(6,344)	3,999
	126,457	37,619
Net cash provided by operating activities - continuing operations	85,954	59,698
CASH FLOWS FROM INVESTING ACTIVITIES - CONTINUING OPERATIONS:
Acquisition of property, plant and equipment	(53,116)	(29,737)
Acquisition of business	(1,829)	(818)
Proceeds from sale of investment	1,000	-
Decrease (increase) in equipment lease deposits	4,593	(6,092)
Funds restricted for capital projects	-	(4,521)
Net cash used in investing activities - continuing operations	(49,352)	(41,168)
CASH FLOWS FROM FINANCING ACTIVITIES - CONTINUING OPERATIONS:
Proceeds from the issuance of common stock from Rights Offering	241,344	-
Purchase of shares for treasury	(579)	(4,355)
Proceeds from issuance of long-term debt	89,235	47,891
Payments of long-term debt	(87,785)	(27,650)
Decrease in short-term borrowings	(924)	(5,834)
Financing costs	(9,932)	-
Exercise of stock options	-	2,588
Tax benefit from exercise of stock options	3	1,346
Other, net	139	271
Net cash provided by financing activities - continuing operations	231,501	14,257
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating activities	(5,410)	5,963
Net cash provided by (used in) investing activities	5,496	(17,184)
Net cash provided by discontinued operations	86	(11,221)
Effect of exchange rate changes on cash and cash equivalents	(1,015)	792

NET INCREASE IN CASH AND CASH EQUIVALENTS	267,174	22,358
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	44,747	22,389
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$311,921	$44,747

GRIFFON CORPORATION AND SUBSIDIARIES RECONCILIATION OF NON-GAAP MEASURES NET INCOME (LOSS) TO PRO FORMA NET INCOME (LOSS)
(Unaudited)

PRELIMINARY (in thousands, except per share data)	Three Months Ended September 30, 2008	Year Ended September 30, 2008

Income (loss) from continuing operations before income taxes - as reported	$(2,042)	$4,382
Goodwill impairment	12,913	12,913
Income from continuing operations before taxes - pro forma	10,871	17,295
Provision for income taxes	4,619	4,294
Income (loss) from continuing operations before discontinued operations - pro forma	6,252	13,001

Discontinued operations:
Loss from operations of the discontinued Installation Services business	(10,111)	(62,447)
Income tax benefit	(8,793)	(21,856)
Loss from discontinued operations	(1,318)	(40,591)
Net income - pro forma	$4,934	$(27,590)

Basic earnings (loss) per share - as reported:
Continuing operations	$(.20)	$.00
Discontinued operations	(.04)	(1.24)
	$(.24)	$(1.24)
Basic earnings (loss) per share - pro forma:
Continuing operations	$.19	$.40
Discontinued operations	(.04)	(1.24)
	$.15	$(.84)
Diluted earnings (loss) per share - as reported:
Continuing operations	$(.20)	$.00
Discontinued operations	(.04)	(1.24)
	$(.24)	$(1.24)
Diluted earnings (loss) per share - pro forma:
Continuing operations	$.19	$.40
Discontinued operations	(.04)	(1.24)
	$.15	$(.84)

Weighted-average shares outstanding - basic	33,215	32,667
Weighted-average shares outstanding - diluted	33,373	32,836

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES SEGMENT OPERATING INCOME AND SEGMENT ADJUSTED EBITDA
(Unaudited)
The following is a reconciliation of operating income, which is a GAAP measure of our operating results, to segment operating income and segment adjusted EBITDA. Management believes that the presentation of segment operating income and segment adjusted EBITDA is appropriate to provide additional information about the Company’s reportable segments. Segment operating income and segment adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial performance or condition, liquidity or profitability of the Company, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, segment operating income and segment adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,

PRELIMINARY (in thousands)	2008	2007	2008	2007

Operating income - as reported	$488	$12,889	$11,231	$48,655
Corporate and related charges	5,655	5,317	21,969	18,721
Other income	188	597	2,713	2,892
Segment operating income	6,331	18,803	35,913	70,268
Depreciation and amortization	10,179	9,666	41,460	37,827
Goodwill write-off	12,913	-	12,913	-
Restructuring charges	38	2,422	2,610	2,501
Segment adjusted EBITDA	$29,461	$30,891	$92,896	$110,596

GRIFFON CORPORATION AND SUBSIDIARIES
SEGMENT ADJUSTED EBITDA - BY REPORTABLE SEGMENT
(Unaudited)

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,

PRELIMINARY (in thousands)	2008	2007	2008	2007

Electronic Information and Communication Systems:
Segment operating income	$10,942	$10,586	$32,737	$45,888
Depreciation and amortization	1,904	1,598	6,752	5,800
Segment adjusted EBITDA	$12,846	$12,184	$39,489	$51,688

Garage Doors:
Segment operating income	$(9,376)	$3,090	$(17,444)	$7,117
Depreciation and amortization	2,765	2,760	12,070	11,041
Goodwill write-off	12,913	-	12,913	-
Restructuring charges	38	2,422	2,610	2,501
Segment adjusted EBITDA	$6,340	$8,272	$10,149	$20,659

Specialty Plastic Films:
Segment operating income	$4,765	$5,127	$20,620	$17,263
Depreciation and amortization	5,510	5,308	22,638	20,986
Segment adjusted EBITDA	$10,275	$10,435	$43,258	$38,249

All segments:
Segment operating income	$6,331	$18,803	$35,913	$70,268
Depreciation and amortization	10,179	9,666	41,460	37,827
Goodwill write-off	12,913	-	12,913	-
Restructuring charges	38	2,422	2,610	2,501
Segment adjusted EBITDA	$29,461	$30,891	$92,896	$110,596

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